Exhibit 23.1
/Letterhead/
                           Schvaneveldt & Company
                        Certified Public Accountant
                        275 East South Temple, #300
                         Salt Lake City, Utah 84111
                               (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.




                       Independent Auditor's Consent
                       -----------------------------

To the Board of Directors
Exhibitronix, Inc.


I consent to the use of my report dated May 12, 1999 of the financial statements of Exhibitronix, Inc., at December 31, 1998 and 1997, in the filing of the 10-KSB, and the reference made to me therein.


/S/ Schvaneveldt & Company
Salt Lake City, Utah
May 19, 1999


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